Exhibit 99.1

For further information, contact:
John Spencer Ahn	Sue Kim
Investor Relations	Media Relations
408-222-7544	408-222-1942
johnahn@marvell.com	suekim@marvell.com

Marvell Technology Group Ltd. Announces Agreement with Starboard

Company Will Expand Board to Add Five New Independent Directors

Board Has Commenced Comprehensive Search for Chief Executive Officer

Santa Clara, Calif. (April 27, 2016) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today announced that it has entered into an agreement with Starboard Value LP, which has a beneficial ownership of approximately 6.5% of the Company’s outstanding common stock, regarding the composition of Marvell’s Board of Directors. Under the terms of the agreement, Marvell’s Board of Directors will elect Peter A. Feld, Richard S. Hill and Oleg Khaykin to the Board. Starboard will designate an additional independent director to be added to the Marvell Board as soon as practical, subject to the reasonable approval of the Board. Marvell will also elect Robert E. Switz to the Board. Mr. Feld, Mr. Hill, Mr. Khaykin and the additional independent director named in accordance with the agreement will stand for election as nominees of Marvell at the Marvell 2016 annual meeting of shareholders, together with Mr. Switz and incumbent independent directors Juergen Gromer, John Kassakian, Arturo Krueger and Randhir Thakur.

Marvell’s Board of Directors has commenced a search to identify a Chief Executive Officer. The search will be overseen by the Nominating and Corporate Governance Committee of the Board of Directors, which will be chaired by Mr. Feld, and of which Mr. Krueger, Dr. Thakur and Mr. Khaykin will be members. The Company has retained a leading executive search firm to assist in identifying candidates.

The Board of Directors will elect a non-executive Chairman of the Board from among the independent members of the Board. The Executive Compensation Committee will be chaired by Mr. Khaykin, and Dr. Gromer, Dr. Kassakian and Mr. Feld will be members. The Audit Committee will be chaired by Mr. Switz, and Dr. Gromer and Dr. Kassakian will be members.

Arturo Krueger, Marvell’s lead independent director, said “We are pleased to have reached this agreement with Starboard and look forward to working constructively together as Marvell moves forward. The Board of Directors and management are fully aligned in our continuing commitment to our customers and to excellence in our products and service, as well as to creating value for our shareholders.”

Mr. Feld, Managing Member of Starboard, said, “We are pleased to have reached a constructive agreement with Marvell. Marvell is a world class technology company, and we believe there is a significant opportunity to regain and solidify Marvell’s position as a leader in storage, networking, connectivity, and multimedia solutions. Bob, Rick and Oleg bring significant experience in the semiconductor industry, and I look forward to working constructively with my fellow Board members and the management team to create value for the benefit of all shareholders, customers and employees.”

As part of the agreement, Starboard has agreed to vote all of its shares in favor of the Marvell nominees at the 2016 annual general meeting of shareholders and has entered into other customary standstill and voting commitments.

The agreement between Marvell and Starboard will be filed with the Securities and Exchange Commission.

Peter A. Feld has been a Managing Member and the Head of Research of Starboard Value LP (an investment fund) since 2011. Prior to joining Starboard, Mr. Feld served as a Managing Director of Ramius LLC and a Portfolio Manager of Ramius Value and Opportunity Master Fund Ltd. from November 2008 to April 2011. He currently serves as a director of The Brink’s Company (a provider of security-related services) and Insperity, Inc. (a provider of human resources and business performance solutions) and during the past five years served as a director of Darden Restaurants, Inc., Tessera Technologies, Inc., Integrated Device Technology, Inc., Unwired Planet, Inc. and Sea Change International, Inc.

Richard S. Hill has served as a member of the Board of Directors of Tessera Technologies since August 2012 and as Chairman of the Board since March 2013. Mr. Hill also served as Tessera’s Interim Chief Executive Officer from April 15, 2013 until May 29, 2013. Mr. Hill previously served as the Chief Executive Officer and member of the board of directors of Novellus Systems Inc., until its acquisition by Lam Research Corporation in June 2012. Before joining Novellus in 1993, Mr. Hill spent 12 years with Tektronix Corporation, a leading designer and manufacturer of test and measurement devices such as oscilloscopes and logic analyzers, most recently as the President of the Tektronix Development Company and Tektronix Components Corporation. Before joining Tektronix, Mr. Hill worked in a variety of engineering and management positions with General Electric, Motorola and Hughes Aircraft Company. Presently, Mr. Hill is a member of the Boards of Directors of Autodesk, Inc., a multinational software corporation that makes software for the architecture, engineering, construction, manufacturing, media, and entertainment industries, Arrow Electronics, Inc., a global provider of products and services to industrial and commercial users of electronic components and enterprise computing, Cabot Microelectronics Corporation, the leading global supplier of chemical mechanical planarization (CMP) slurries and a growing CMP pad supplier to the semiconductor industry, and Planar Systems, Inc., a display and digital signage technology company. Mr. Hill previously served on the Board of Directors of LSI Corporation.

Oleg Khaykin has served as the President and Chief Executive Officer and a member of the board of directors of Viavi Solutions, a leading provider of network and service enablement solutions, since February 2016. Prior to joining Viavi, Mr. Khaykin was a Senior Advisor at Silver Lake Partners. From March 2008 to January 2015 he was President and CEO and a member of the board of directors of International Rectifier, a leading maker of power semiconductors, which was acquired by Infineon Technology AG. Before joining International Rectifier, Mr. Khaykin served most recently as the Chief Operating Officer of Amkor Technology, Inc., a leading provider of semiconductor assembly and test services, which he joined in 2003 as Executive Vice President of Strategy and Business Development. He previously held positions with Conexant Systems and its spinoff Mindspeed Technologies, Inc., as well as The Boston Consulting Group. Mr. Khaykin serves as a director of Newport Corporation. Mr. Khaykin was previously a member of the board of directors of Zarlink Semiconductor Inc.

Robert E. Switz has served as the Chairman of the Board of Micron Technology, Inc. since 2012. He was the Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc., (“ADC”), a supplier of network infrastructure products and services from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there held numerous leadership positions. Mr. Switz serves on the Board of Directors of Gigamon Inc., and previously served as lead independent director of Broadcom Corporation until its merger with Avago Technologies Limited and as a director of GT Advanced Technologies.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: its use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “can,” “will” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others: Marvell’s ability to recruit new executive leadership in a timely manner and, if they are recruited, their performance, the timing of Marvell’s regaining of compliance with its SEC reporting obligations, any matters arising out of the review and audit of Marvell’s financial statements by Marvell’s new independent registered public accounting firm, the results of further review by the Audit Committee of certain matters that came to the Audit Committee’s attention during the course of its now-completed investigation, adverse impact of litigation or regulatory activities, and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K for the year ended January 31, 2015 and its latest Quarterly Report on Form 10-Q for the quarter ended May 2, 2015 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in providing complete silicon solutions and software enabling the “Smart Life and Smart Lifestyle.” From storage to Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, please visit www.Marvell.com.

Marvell, the M logo, ARMADA, and Avastar are registered trademarks of Marvell and/or its affiliates. Other names and brands may be claimed as the property of others.